UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2018

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2018, the board of directors (the “Board”) of NiSource Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) to add the position of Vice Chairman of the Board, effective immediately. Article V, Section (h) has been added to permit the Board to from time to time elect from among its members a Vice Chairman of the Board to assist the Chairman of the Board and to have such other powers and duties as may from time to time be assigned by the Board or the Chairman of the Board.

The foregoing description of the changes effected by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this current report on Form 8-K and are incorporated herein by reference.

ITEM 8.01.	Other Events

On January 26, 2018, the Board elected Kevin T. Kabat as non-executive Vice Chairman of the Board.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of NiSource Inc., adopted on January 26, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: January 26, 2018	By:	/s/ Carrie J. Hightman
Executive Vice President and Chief
Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of NiSource Inc., adopted on January 26, 2018